Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Income Funds:

We consent to the use of our report dated February 10, 1998 for Smith Barney Premium Total Return Fund incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 21, 1998